EXHIBIT 99.1

CONTACT:                                            FOR RELEASE:
         Jules Ross                                             Immediately
         Vice President, Finance                                 May 14, 2004
         (212) 564-3393




New York, New York - Thackeray Corporation reported today the following results of operations:

                                          First Quarter Ended March 31,

                                            2004                  2003
                                            ----                  ----

Loss before income taxes                 ($153,000)            ($134,000)
                                         ----------            ----------
Net Loss                                 ($153,000)            ($134,000)
                                         ----------            ----------
Loss per share of
  Common Stock                              ($0.03)               ($0.03)
                                         ----------            ----------
Number of shares                          5,107,401             5,107,401
                                         ----------            ----------